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                                                                 EXHIBIT e(2)(c)


                                 AMENDMENT NO. 2
                                       TO
                           FIRST AMENDED AND RESTATED

                          MASTER DISTRIBUTION AGREEMENT
                                (CLASS B SHARES)

        The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated December 31, 2000, by and between AIM Advisor Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                AIM ADVISOR FUNDS


CLASS B SHARES

AIM International Core Equity Fund
AIM Real Estate Fund"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:    July 1    , 2002
       -------------
                                           AIM ADVISOR FUNDS


Attest:      /s/ Lisa A. Moss              By:    /s/ Robert H. Graham
         -------------------------------         -----------------------------
         Assistant Secretary                     Robert H. Graham
                                                 President

                                          A I M DISTRIBUTORS, INC.


Attest:     /s/ Lisa A. Moss               By:    /s/ Michael J. Cemo
         -------------------------------         -----------------------------
         Assistant Secretary                     Michael J. Cemo
                                                 President